EXHIBIT 99.2

AmpliTech Announces Closing of $9.6 Million Public Offering

Bohemia, New York--(Newsfile Corp. - February 19, 2021) - AmpliTech Group, Inc. (NASDAQ: AMPG) (NASDAQ: AMPGW)  (the “Company”), a designer, developer, and manufacturer of custom and standard state-of-the-art RF components for Commercial, SATCOM, Space, Defense, and Military markets, today announced the closing of its previously announced underwritten public offering of 1,371,428 units at a price to the public of $7.00 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.00. The common stock and warrants were immediately separable and were issued separately. The common stock and warrants began trading on the Nasdaq Capital Market, on February 17, 2021, under the symbols "AMPG" and "AMPGW", respectively. AmpliTech received gross proceeds of approximately $9.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

In connection with the offering, the underwriter, Maxim Group LLC (“Maxim”), partially exercised its overallotment option to purchase up to an additional 205,714 warrants at the public offering price.

Maxim acted as the sole book-running manager for the offering.

The offering was conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-251260), as amended, previously filed with and subsequently declared effective on February 16, 2021 by the Securities and Exchange Commission ("SEC"), and a related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The final prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AmpliTech Group, Inc.

AmpliTech Group, Inc. designs, develops, and manufactures custom and standard state-of-the-art RF components for the Domestic and International, SATCOM, Space, Defense and Military markets. These designs cover the frequency range from 50 kHz to 40 GHz - eventually, offering designs up to 100 GHz. AmpliTech also provides consulting services to help with any microwave components or systems design problems. Our steady growth over the past 13+ years has come about because we can provide complex, custom solutions for nearly ANY custom requirements that are presented to us. In addition, we have the best assemblers, wires, and technicians in the industry and can provide contract assembly of customers' own designs. Website: http://www.AmpliTechinc.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Fawad Maqbool, CEO

AmpliTech Group, Inc.

(631) 521-7831

Twitter: https://twitter.com/AmpliTechAMPG

Instagram: https://www.instagram.com/amplitechampg/

Facebook: https://www.facebook.com/AmpliTechInc

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